AMENDMENT TO

SCHEDULE A

AMENDED AND RESTATED

EXPENSE LIMITATION AGREEMENT

THIS AMENDED SCHEDULE A lists the Funds and the Expense Limitation Amounts which are established pursuant to the Amended and Restated Expense Limitation Agreement dated April 26, 2019.

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
Lincoln Hedged S&P 500 Conservative Fund	0.58%	0.93%	May 1, 2023	April 30, 2024
Lincoln Hedged S&P 500 Fund	0.58%	0.93%	May 1, 2023	April 30, 2024
Lincoln Nasdaq- 100 Buffer Fund Jun	0.62%	0.97%	May 1, 2023	April 30, 2024
Lincoln Nasdaq- 100 Buffer Fund Sep	0.62%	0.97%	May 1, 2023	April 30, 2024
Lincoln Nasdaq- 100 Buffer Fund Dec	0.62%	0.97%	May 1, 2023	April 30, 2024
Lincoln Nasdaq- 100 Buffer Fund Mar	0.62%	0.97%	May 1, 2023	April 30, 2024
Lincoln Opportunistic Hedged Equity Fund	0.59%	0.94%	November 15, 2023	April 30, 2024
Lincoln S&P 500 Buffer Fund May	0.58%	0.93%	May 1, 2023	April 30, 2024
Lincoln S&P 500 Ultra Buffer Fund May	0.58%	0.93%	May 1, 2023	April 30, 2024
Lincoln S&P 500 Buffer Fund Nov	0.58%	0.93%	May 1,2023	April 30, 2024
Lincoln S&P 500 Ultra Buffer Fund Nov	0.58%	0.93%	May 1, 2023	April 30, 2024
Lincoln S&P 500 Buffer Fund Feb	0.58%	0.93%	May 1, 2023	April 30, 2024

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
Lincoln S&P 500 Ultra Buffer Fund Feb	0.58%	0.93%	May 1, 2023	April 30, 2024
LVIP Baron Growth Opportunities Fund	0.93%	1.18%	May 1, 2023	April 30, 2024
LVIP BlackRock Dividend Value Managed Volatility Fund[1]	0.675%	0.925%	May 1, 2023	April 30, 2024
LVIP BlackRock Global Allocation Fund[2]	0.71%	0.96%	April 1, 2022	June 17, 2024
LVIP Channing Small Cap Value Fund	0.88%	1.13%	July 18, 2022	April 30, 2024
LVIP ClearBridge Franklin Select Large Cap Managed Volatility Fund	0.675%	1.025%	May 1, 2023	April 30, 2024
LVIP Delaware Wealth Builder Fund	0.71%	0.96%	May 1, 2023	April 30, 2024
LVIP Delaware U.S. Growth Fund [3]	0.73%	1.03%	May 1, 2023	April 30, 2024
LVIP Delaware Value Fund[4]	0.69%	0.99%	May 1, 2023	April 30, 2024
LVIP Delaware Diversified Income Fund[5]	0.54%	0.84%	May 1, 2023	April 30, 2024

1 May be amended only with Board consent.

2 Effective upon the merger of LVIP BlackRock Advantage Allocation Fund and LVIP Franklin Templeton Multi-Asset Opportunities Fund into the LVIP BlackRock Global Allocation Fund (the “Fund”) on June 17, 2022, LIAC agreed to limit the Fund’s Operating Expenses at the levels shown above for two years following the reorganization. The intended effect of this limit is to limit the Fund’s net annual fund operating expense ratio to 0.71% (for Standard class) and 0.96% (for Service class) until June 17, 2024. After June 17, 2024, LIAC may amend this expense limit only with the Board’s consent.

3 May be amended only with Board consent.

4 May be amended only with Board consent.

5 May be amended only with Board consent.

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
LVIP Delaware Limited-Term Diversified Income Fund[6]	0.53%	0.83%	May 1, 2023	April 30, 2024
LVIP Delaware SMID Cap Core Fund[7]	0.80%	1.10%	May 1, 2023	April 30, 2024
LVIP Delaware High Yield Fund [8]	0.74%	1.04%	May 1, 2023	April 30, 2024
LVIP Delaware U.S. REIT Fund[9]	0.83%	1.13%	May 1, 2023	April 30, 2024
LVIP Dimensional International Core Equity Fund	0.62%	0.87%	May 1, 2023	April 30, 2024
LVIP Fidelity Institutional AM® Select Core Equity Managed Volatility Fund	0.095%	0.445%	May 1, 2023	April 30, 2024
LVIP Global Aggressive Growth Allocation Managed Risk Fund	0.325%	0.575%	May 1, 2023	April 30, 2024
LVIP Invesco Select Equity Income Managed Volatility Fund [10]	0.565%	0.915%	May 1, 2023	April 30, 2024
LVIP JPMorgan Core Bond Fund	0.54%	0.79%	May 1, 2023	April 30, 2025
LVIP JPMorgan Mid Cap Value Fund	0.76%	1.01%	May 1, 2023	April 30, 2025
LVIP JPMorgan Retirement Income Fund[11]	0.38%	0.63%	April 1, 2022	June 10, 2024

6 May be amended only with Board consent.

7 May be amended only with Board consent.

8 May be amended only with Board consent.

9 May be amended only with Board consent.

10 May be amended only with Board consent.

11 Effective upon the merger of the LVIP T. Rowe Price 2010 Fund into the LVIP JPMorgan Retirement Income Fund (the “Fund”) on June 10, 2022, LIAC agreed to limit the Fund’s Operating Expenses at the levels shown above

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
LVIP JPMorgan Small Cap Core Fund	0.82%	1.07%	May 1, 2023	April 30, 2025
LVIP JPMorgan U.S. Equity Fund	0.75%	1.00%	May 1, 2023	April 30, 2025
LVIP Loomis Sayles Global Growth Fund	0.77%	1.12%	May 1, 2023	April 30, 2024
LVIP MFS International Equity Managed Volatility Fund	0.185%	0.435%	May 1, 2023	April 30, 2024
LVIP Multi-Manager Global Equity Managed Volatility Fund	0.21%	0.56%	May 1, 2023	April 30, 2024
LVIP PIMCO Low Duration Bond Fund	0.50%	0.75%	May 1, 2023	April 30, 2024
LVIP SSGA Conservative Index Allocation Fund	0.20%	0.45%	May 1, 2023	April 30, 2024
LVIP SSGA Emerging Markets Equity Index Fund	0.50%	0.75%	May 1, 2023	April 30, 2024
LVIP SSGA International Managed Volatility Fund	0.245%	0.495%	May 1, 2023	April 30, 2024
LVIP SSGA Large Cap Managed Volatility Fund	0.245%	0.495%	May 1, 2023	April 30, 2024
LVIP SSGA Short-Term Bond Index Fund	0.3625%	0.6125%	May 1, 2023	April 30, 2024
LVIP SSGA Nasdaq-100 Index Fund	0.45%	0.70%	May 1, 2023	April 30, 2024

for two years following the reorganization. The intended effect of this limit is to limit the Fund’s net annual fund operating expense ratio to 0.38% (for Standard class) and 0.63% (for Service class) until June 10, 2024. After June 10, 2024, LIAC may amend this expense limit only with the Board’s consent.

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
LVIP SSGA SMID Cap Managed Volatility Fund	0.245%	0.495%	May 1, 2023	April 30, 2024
LVIP T. Rowe Price 2020 Fund	0.24%	0.49%	May 1, 2023	April 30, 2024
LVIP T. Rowe Price 2030 Fund	0.25%	0.50%	May 1, 2023	April 30, 2024
LVIP T. Rowe Price 2040 Fund	0.26%	0.51%	May 1, 2023	April 30, 2024
LVIP T. Rowe Price 2050 Fund	0.27%	0.52%	May 1, 2023	April 30, 2024
LVIP T. Rowe Price 2060 Fund	0.27%	0.52%	May 1, 2023	April 30, 2024
LVIP U.S. Aggressive Growth Allocation Managed Risk Fund	0.315%	0.565%	May 1, 2023	April 30, 2024

MASTER-FEEDER FUNDS
LVIP American Global Small Capitalization Fund	0.10% [12] Service II Class	N/A	May 1, 2023	April 30, 2024

LINCOLN FINANCIAL INVESTMENTS CORPORATION		LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its Funds listed on Schedule A

By:	/s/ Benjamin A. Richer	By:	/s/ William P. Flory, Jr.

Name:	Benjamin A. Richer	Name: William P. Flory, Jr.
Title:	Senior Vice President	Title: Vice President & Chief Accounting Officer

12 Applies only to “Other Expenses” as such term is used in the Fund’s prospectus.